================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 1)


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      Value City Department Stores, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                       VALUE CITY DEPARTMENT STORES, INC.




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                DECEMBER 2, 1997
                                      AND
                                PROXY STATEMENT





================================================================================

                                   IMPORTANT

         Please mark, sign and date your proxy and promptly return it in the enclosed envelope. No postage is necessary if mailed in the United States.

================================================================================

                       VALUE CITY DEPARTMENT STORES, INC.
                             3241 Westerville Road
                             Columbus, Ohio  43224
                                  614-471-4722


                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 2, 1997

                             ---------------------


                                                                November 3, 1997

To the Shareholders of
Value City Department Stores, Inc.:

         NOTICE IS HEREBY GIVEN that the Seventh Annual Meeting of Shareholders of Value City Department Stores, Inc., an Ohio corporation (the "Company"), will be held at the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio, on Tuesday, the second day of December 1997, at 10:00 a.m., local time, for the following purposes:

         1. To elect ten directors, each for a term of one year and until their successors are duly elected and qualified.

         2. To approve an amendment increasing the number of common shares available for issuance under the Company's 1991 Stock Option Plan from 2,500,000 shares to 3,000,000 shares.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person, and your proxy will not be used.

                                By Order of the Board of Directors


                                Robert M. Wysinski
                                Senior Vice President, Chief Financial Officer, Treasurer and Secretary

                       VALUE CITY DEPARTMENT STORES, INC.


                                                                November 3, 1997


                        ----------------------------


                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 2, 1997


                        ----------------------------


                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of Value City Department Stores, Inc., an Ohio corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Seventh Annual Meeting of Shareholders to be held on December 2, 1997, at 10:00 a.m., local time, at the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio, and at any adjournment thereof. It is being mailed to the shareholders on or about November 3, 1997.

         All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the shareholder's directions or, in the absence of instructions to the contrary, will be voted FOR each of the proposals herein. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (attention Robert M. Wysinski, Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy, or by attending the meeting and voting in person.

         Shareholders of record at the close of business on October 27, 1997, are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At October 27, 1997, the Company had outstanding 31,892,045 Common Shares, net of Treasury shares, without par value, entitled to vote at the Annual Meeting. Each Common Share entitles the holder thereof to one vote upon each matter to be voted upon by shareholders at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding Common Shares of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors, but not on non-routine matters.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Shares at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Shares voting on the matter. For purposes of determining the number of Common Shares voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF COMMON SHARES

         The following table sets forth, as of October 27, 1997, certain information with regard to the beneficial ownership of the Company's Common Shares by each holder of 5% of such shares, each director individually and all officers and directors as a group.

Name of                                            Amount and Nature of                  Percent of
Beneficial Owner                                   Beneficial Ownership (1)         Outstanding Shares (2)
----------------                                   ------------------------         ----------------------
Ari Deshe (5)(6)(8)                                           25,000                           *
Jon P. Diamond (3)(5)(6)                                      25,700                           *
Martin Doolan                                                 75,000                           *
Richard Gurian                                                13,300                           *
Dr. Norman Lamm                                               15,300                           *
Geraldine Schottenstein (5)(6)(7)                             43,000                           *
Jay L. Schottenstein (5)(6)(7)                               160,618                           *
Saul Schottenstein (5)(6)                                     64,000                           *
Robert L. Shook                                               23,000                           *
Robert M. Wysinski (4)                                        44,287                           *
All directors and officers as a group
   (23 persons)(4)(5)(6)                                     697,655                          2.19%
Schottenstein Stores Corporation (6)                      20,290,834                         63.62%

--------------
* Represents less than 1% of outstanding Common Shares, net of Treasury Shares.

(1) Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed and includes the following number of Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options within 60 days of October 27, 1997: Mr. Deshe, 12,000; Mr. Diamond, 22,000; Mr. Gurian, 13,000; Dr. Lamm, 13,000; Mrs. Schottenstein, 13,000; Mr. J. Schottenstein, 124,000; Mr. S. Schottenstein, 44,000; Mr. Shook, 13,000; Mr. Wysinski, 23,700 and all directors and officers as a group, 393,300.
(2) The percent is based upon the 31,892,045 Common Shares outstanding, net of Treasury Shares at October 27, 1997.
(3)   Includes 2,000 shares held by Mr. Diamond's wife.
(4) Includes 75,000 shares for Mr. Doolan, 20,587 shares for Mr. Wysinski and 180,137 shares for all directors and executive officers as a group, which are owned subject to a risk of forfeiture on termination of employment with vesting over a period of years pursuant to the terms of Restricted Stock Agreements with the Company.
(5) Does not include the 20,290,834 Common Shares owned by Schottenstein Stores Corporation ("SSC") of 1800 Moler Road, Columbus, Ohio 43207. Jay
      L. Schottenstein is the Chairman and Chief Executive Officer of SSC.  Jay
      L. Schottenstein, Saul Schottenstein, Geraldine Schottenstein, Ari Deshe and Jon P. Diamond are members of the Board of Directors of SSC. See "Ownership of SSC," below.
(6)   Does not include 359,445 Common Shares owned by El-An Foundation,
      111,035 shares owned by the Jay and Jeanie Schottenstein Foundation, 61,150 shares held by the Ann and Ari Deshe Foundation and 36,665 shares held by the Lorie Schottenstein Foundation, all being private charitable foundations, and 1,312,500 Common Shares owned by GB Stores, a Pennsylvania limited partnership. Combined, the shares owned by the foundations and GB Stores represent 6.1% of the Company's outstanding Common Shares. SSC owns a 96% limited partnership interest in GB Stores and its corporate general partner is an affiliate of SSC. The sole members, trustees and officers of the El-An Foundation are Saul and Jay Schottenstein. The sole trustees and officers of the Jay and Jeanie Schottenstein foundation are Saul, Geraldine and Jay Schottenstein. The remaining foundations' trustees and officers consist of at least one of the following persons: Geraldine Schottenstein, Jay Schottenstein, Jon Diamond and/or Ari Deshe; in conjunction with other Schottenstein family members.
(7) Includes 30,000 shares as to which Geraldine Schottenstein and Jay L. Schottenstein share voting and investment power as trustees of a trust which owns the shares. Geraldine Schottenstein is also a beneficiary of the trust.
(8) Includes 10,000 shares held by Mr. Deshe's minor children.

OWNERSHIP OF SSC

      The following table indicates the shares of SSC common stock beneficially owned by each nominee for election to the Board of Directors of the Company and by all directors and officers of the Company as a group, as of October 27, 1997:


                                                                    SHARES OF SSC                 PERCENT
                                                                    COMMON STOCK                  OF CLASS
                                                                    ------------                  --------
            Jay L. Schottenstein (1)                                  299.38139                      78.4%

            Geraldine Schottenstein (2)                               27.41707                        7.2%

            Jon P. Diamond (3)                                        27.41707                        7.2%

            Ari Deshe (4)                                             27.41707                        7.2%

            Directors and officers as a group                         381.6326                      100.0%

-------------------
(1) Represents sole voting and investment power over 299.38139 shares held in irrevocable trusts for family members as to which Jay L. Schottenstein is trustee and as to which shares Mr. Schottenstein may be deemed to be the beneficial owner.
(2) Represents sole voting and investment power over 27.41707 shares held by Geraldine Schottenstein as trustee of an irrevocable trust for family members as to which shares Geraldine Schottenstein may be deemed to be the beneficial owner.
(3) Represents sole voting and investment power over 27.41707 shares held by Susan Schottenstein Diamond, the wife of Jon Diamond, as trustee of an irrevocable trust for family members, as to which shares Mr. Diamond may be deemed to be the beneficial owner.
(4) Represents sole voting and investment power over 27.41707 shares held by Ann Schottenstein Deshe, the wife of Ari Deshe, as trustee of an irrevocable trust for family members, as to which shares Mr. Deshe may be deemed to be the beneficial owner.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

         The members of the Board of Directors (the "Board") of the Company are elected at the Annual Meeting. The number of members of the Board has been fixed at ten by action of the Board pursuant to the Code of Regulations (By-laws) of the Company. Board members serve until the annual meeting following their election or until their successors are duly elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

         The enclosed proxy, if returned duly executed and not revoked, will be voted as specified thereon, or if no instructions are given, will be voted FOR the nominees listed below. In the event that any nominee should become unavailable, the Board of Directors may decrease the number of directors, pursuant to the Code of Regulations, or may designate a substitute nominee, in which event the proxy will be voted for such substitute nominee. The Board has no reason to believe that any nominee will be unavailable or, if re-elected, unable to serve. Each of the nominees became a director of the Company at the time it was organized in April 1991, except for Geraldine Schottenstein, who became a director in April 1992, Robert M. Wysinski, who was elected in December 1993, Martin P. Doolan and Ari Deshe who were appointed in 1997.

         The following table sets forth certain information with respect to each nominee.

  NAME                   AGE                PRINCIPAL OCCUPATION
  ----                   ---                --------------------
Jay L. Schottenstein     43       Chairman of the Company, American Eagle
                                  Outfitters, Inc. and SSC since March 1992 and
                                  Chief Executive Officer of the Company from
                                  April 1991 to July 1997.  Mr. Schottenstein
                                  served as Vice Chairman of SSC from 1986 until
                                  March 1992, and a director of SSC since 1982.
                                  He served SSC as President of the Furniture
                                  Division from 1985 through June 1993 and in
                                  various other executive capacities since
                                  1976.(1)

Saul Schottenstein       75       Vice Chairman of the Company since April
                                  1991.  Mr. Schottenstein has served as
                                  President of SSC since 1984, a director of
                                  SSC since 1982 and served SSC and its
                                  predecessors in various executive capacities
                                  since 1946. (1)

Geraldine Schottenstein  64       Director of the Company and SSC since April
                                  1992.  She has served as a volunteer and
                                  board member for a variety of charitable and
                                  community organizations for more than the
                                  past five years.

Ari Deshe                47       Chairman and Chief Executive Officer since
                                  1996 and President and Chief Executive
                                  Officer from 1993 to 1996 of Safe Auto
                                  Insurance Company, a property and casualty
                                  insurance company. Prior to that, Mr. Deshe
                                  served as President of Safe Auto Insurance
                                  Agency from 1992 to 1993 and President of
                                  Employee Benefit Systems, Inc. from 1982 to
                                  1992.(1)

Jon P. Diamond           40       President and Chief Operating Officer since
                                  1996 and Executive Vice President and Chief
                                  Operating Officer from 1993 to 1996 of Safe
                                  Auto Insurance Company.(1)

Martin P. Doolan         57       President and Chief Executive Officer of the
                                  Company since July 1997.  Mr. Doolan founded
                                  Multitech Enterprises in 1982, a firm which
                                  specializes in providing CEO management for
                                  companies with under performing earnings, and
                                  served as its Chairman and Chief Executive
                                  Officer. Mr. Doolan has over 25 years
                                  experience as a corporate turnaround
                                  executive and has provided


                                  extensive CEO management and advisory services to several venture invested firms including those owned by First Chicago Venture Capital,
                                  Madison Dearborn Partners, Clayton Dubilier &
                                  Rice, Weston Presidio Capital, RFE Investment
                                  Partners, Security Pacific Venture Capital,
                                  Bank One Venture Partners and others.

Robert M. Wysinski       49       Senior Vice President, Chief Financial
                                  Officer, Treasurer and Secretary of the
                                  Company since April 1991 and served as Vice
                                  President of SSC from June 1987 until June
                                  1991, and as Treasurer of SSC from June 1986
                                  until June 1991.  Prior to that time, he
                                  served as Assistant Secretary and Assistant
                                  Treasurer and in a variety of positions in
                                  the finance area since joining SSC in 1973.

Richard Gurian           78       Managing Director of Natural Forms Limited
                                  since 1995 and President of Richard Gurian
                                  Consultants, Inc., formerly Venture Horizons,
                                  Inc., since 1980. Prior to 1980, Mr. Gurian
                                  served as Board member and Senior Vice
                                  President - General Merchandise Manager at
                                  Lazarus.

Dr. Norman Lamm          69       President of Yeshiva University, New York,
                                  New York, since 1976.

Robert L. Shook          59       Author of business-related books since 1978.

    ---------------------
    (1) SSC is a controlling shareholder of the Company. For information with respect to the beneficial ownership of the voting stock of SSC by nominees for election to the Board of the Company and beneficial ownership of Common Shares of the Company by such persons and officers of the Company, see "Security Ownership of Certain Beneficial Owners and Management." Geraldine Schottenstein is the mother of Jay L. Schottenstein, the sister-in-law of Saul Schottenstein and the mother-in-law of Ari Deshe and Jon P. Diamond.

            Jay L. Schottenstein and Saul Schottenstein are directors of American Eagle Outfitters, Inc., which is a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

    INFORMATION CONCERNING BOARD OF DIRECTORS

            During the fiscal year ended August 2, 1997, the Board met five times and acted by unanimous written consent two times.

      The Board has standing Audit and Stock Option Committees.

      The members of the Audit Committee are Richard Gurian, Dr. Norman Lamm and Robert L. Shook. Its function is to recommend to the Board a firm of accountants to serve as the Company's auditors and to review with the independent auditors and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls, and the scope of the audit. The Audit Committee met six times in fiscal 1997. Dr. Lamm participated in all but two of the meetings.

      The members of the Stock Option Committee are Richard Gurian, Dr. Norman Lamm and Robert L. Shook. Its function is to recommend to the Board the number and terms of any stock options to be granted under the Company's stock option plan. The committee met three times in fiscal 1997. All three members participated in all the meetings.

      Directors who are not employees are paid $2,000 for each Board and Committee meeting attended, with a minimum annual compensation of $8,000, and are automatically granted options each quarter to purchase 1,000 Common Shares of the Company pursuant to the Non-employee Director Stock Option Plan. Directors who are also employees of the Company do not receive additional compensation for serving as directors.

OFFICERS AND KEY EMPLOYEES

      The following persons are officers of the Company. Except as otherwise indicated, each was elected to the position indicated with the Company in April 1991. For information regarding officers who are also directors, see "Election of Directors." The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

      Michael J. Tanner, age 50, joined the Company in July of 1997 as Chief Operating Officer. Mr. Tanner formerly served as President and Chief Operating Officer at C.R. Anthony Company, a specialty name-brand apparel retailer from 1994 to 1997 and as their General Merchandise Manager from 1990 to 1994. He began his career with Gold Circle Discount Stores, a Federated Department Store division, where he held a number of executive positions including Vice President of Marketing.

      James E. Feldt, age 43, joined the Company in July of 1997 as Executive Vice President and General Merchandise Manager. Mr. Feldt is a 24-year retailing veteran with Hills Department Stores who served as Executive Vice President and General Merchandise Manager from 1995 to 1997. He also served as Vice President of Fashion Hardlines from 1993 to 1995, Vice President of Men's and Children's apparel from 1990 to 1993 as well as holding various other positions throughout his tenure with Hills.

      Louis Virag, age 51, joined the Company in July of 1997 as Senior Vice President, Men's and Women's Merchandising. Previously, he was Senior Vice President at Bon Marche, a Federated division based in Seattle, from 1993 to 1997. He previously held a similar position with Ross Stores and has also served as an executive with Macy's and Abraham & Strauss.

      Garry L. Thibodeau, age 56, Vice President - Operations. Mr. Thibodeau was appointed Vice President - Operations of the Value City Department Stores Division of SSC (the "Division") in June 1987, having served as Regional Manager since joining the Division in 1985. Mr. Thibodeau served as Regional Merchandise Manager and District Manager of Marshalls, Inc. from 1980 until 1985.

      Robert Tavenner, age 54, Vice President - Loss Prevention. Mr. Tavenner became Vice President - Loss Prevention of the Division in November 1989. He served as Director of Loss Prevention of the Division since joining SSC in November 1988. Prior to joining SSC, Mr. Tavenner served as Vice President of Loss Prevention and Internal Audit for Gold Circle Stores, Inc., a division of Federated Stores, Inc., since 1978.

      Denis G. Fredrick, age 53, Vice President - Management Information Systems. Mr. Fredrick became Vice President - Management Information Systems of the Division in December 1989. Prior to that time, Mr. Fredrick served as Director of Management Information Systems of the Division since joining SSC in December 1988. Prior to joining SSC, Mr. Fredrick served as Vice President - Management Information Systems of Talbots, Inc., a women's specialty retailer and catalog chain.

      Richard L. Walters, age 45, Vice President - Controller, Chief Accounting Officer, Assistant Treasurer and Assistant Secretary. Mr. Walters became Vice President of the Company in April 1992, Assistant Secretary of the Company in June 1991, Assistant Treasurer of the Division in August 1990 and Controller of the Division in June 1986. Prior to that time, Mr. Walters served as Accounting Manager for the Division since September 1985 and in a variety of other accounting positions since joining SSC in 1979.

      Daniel P. Reilly, age 52, Vice President - Distribution and Transportation Services. Mr. Reilly joined the Company in April 1995 as Vice President of Distribution and Transportation Services. Prior to joining the Company, Mr. Reilly served as Vice President of Distribution and Transportation Services for Consolidated Stores Inc., an off-price retailer, from September 1989 to April 1995. Mr. Reilly served as a General Manager of Distribution for Marshalls, Inc. since 1976.

      Richard J. Giordano, age 54, Vice President - Distribution Apparel. Mr. Giordano became Vice President - Distribution Apparel of the Company in November 1994. Prior to joining the Company, Mr. Giordano served as Director of Distribution Services for Marshalls, Inc. from 1975 to 1994.

      Mark Heitin, age 45, joined the Company in April of 1996 as Vice President - Merchandise Planning and Allocation. Previously he was Vice President of Merchandise Planning for American Eagle Outfitters for approximately two years. Prior to that time he held various merchandising positions during an 18 year tenure with Marshalls, Inc., including Vice President of Planning & Allocation.

      Myrna Reiss, age 47, joined the Company in August 1996 as Vice President
- Advertising. Prior to that, Ms. Reiss served as Vice President Creative and Visual Advertising for Filene's Basement, an off-price retailer. Her tenure there was from 1985 to 1996. Ms. Reiss' experience preceding that includes various positions in Advertising at divisions of Allied, Macy's and Federated Department Stores.

      Lynn E. Lambrecht, age 39, joined the Company in August 1997 as Vice President - Human Resources. Prior to that Ms. Lambrecht served as Vice President of Human Resources at Kohls from 1992 to 1997 and previously was with the May Company in a Senior Human Resource position.

      Joseph J. Garbarino, age 52, joined the Company in October 1997 as Senior Vice President-Marketing and Advertising. Mr. Garbarino was formerly Senior Vice President of Marketing for Belk Stores from 1992 to 1997 and was previously with the R. H. Macy's Corporation as Senior Vice President of Marketing/Advertising.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who are beneficial owners of more than ten percent of the Company's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during fiscal year 1997, all filing requirements applicable to reporting persons were complied with.

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer(s), to each of the Company's four most highly compensated executive officers serving at the end of the current fiscal year and two additional individuals who would have been one of the four highest compensated, but were no longer serving at the end of the fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                         LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION      ------------------------
                                               ---------------------    RESTRICTED
NAME AND                         FISCAL                                    STOCK      OPTIONS/         ALL OTHER
PRINCIPAL POSITION               YEAR          SALARY(1)       BONUS    AWARDS(2)     SARS(#)(3)       COMPENSATION(4)
------------------               ------        ------          -----    ------        ----------       ------------
Jay L. Schottenstein(5)           1997         $250,000         None        None          50,000               ---
Chairman and former Chief         1996         $250,000         None        None            None               ---
Executive Officer                 1995         $250,000         None        None         150,000               ---

Martin P. Doolan(8)               1997          $50,000         None      75,000         325,000            $2,230
President and                     1996              N/A          N/A         N/A             N/A               N/A
Chief Executive Officer           1995              N/A          N/A         N/A             N/A               N/A

George A. Iacono(6)               1997         $342,222     $562,500        None          10,000           $10,216
Former President and              1996         $350,000     $300,000        None            None           $10,216
General Merchandise Manager       1995         $350,000     $327,000        None          39,000           $11,833

Saul Schottenstein                1997         $250,000         None        None            None               ---
Vice Chairman                     1996         $250,000         None        None            None               ---
                                  1995         $250,000         None        None          45,000               ---

Robert M. Wysinski                1997         $240,000      $95,000        None          37,500            $7,996
Senior Vice President,            1996         $226,667      $85,000        None            None            $7,996
Chief Financial Officer,          1995         $226,667      $49,588        None          32,000            $9,058
Treasurer and Secretary

Daniel P. Reilly                  1997         $205,000      $64,580        None           5,000            $3,750
Vice President-Distribution       1996         $208,333         None        None            None              $500
and Transportation Services       1995          $50,000     $100,000        None          25,000               ---

Garry L. Thibodeau                1997         $160,000      $72,500        None           5,000           $10,967
Vice President-Operations         1996         $162,761      $50,000        None            None           $11,085
                                  1995         $150,989      $72,500        None          17,000           $11,843

Donald R. Andrus(7)               1997         $510,000     $275,000        None          17,500           $88,849
Former Senior Vice President      1996         $393,750      $50,000        None            None           $70,516
and Chief Operating Officer       1995              N/A          N/A         N/A             N/A               N/A

-------------------
   (1) Includes amounts deferred by the executive officer pursuant to SSC's Associates Profit Sharing and 401(k) Plan (the "401(k) Plan"), which was adopted effective as of August 1, 1989, and in which associates of the Company are eligible to participate. The 401(k) Plan is a prototype defined contribution plan that qualifies for favorable tax treatment under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan permits eligible associates of the Company to contribute a percentage of their pre-tax wages to the plan and the Company will match the contributions up to a maximum of 3% of covered wages. The Company also may contribute up to an additional 1.5% of covered wages as a profit sharing contribution.
   (2) The number and value (in thousands of dollars) of aggregate restricted stock holdings of each of the named executives on August 2, 1997 was:
         Mr. Jay Schottenstein, None; Mr. Doolan, 75,000 shares ($614); Mr. Iacono, None; Mr. Saul Schottenstein, None; Mr. Wysinski, 20,587 shares ($169); Mr. Reilly, None; Mr. Thibodeau, 16,313 shares ($134); and Mr. Andrus, None. The value of the restricted stock is determined by multiplying the total shares held by each named executive by the closing price on the New York Stock Exchange on August 2, 1997 ($8.1875).
   (3) The number of options granted in fiscal 1995 includes options granted in prior years which were repriced during fiscal 1995.
   (4) Represents amounts contributed by the Company to the 401(k) Plan, including both matching contributions and any profit-sharing contributions, and the value of Company paid life insurance. The amount of 401(k) Plan contributions for fiscal 1997 was: Mr. Jay Schottenstein, None; Mr. Doolan, None; Mr. Iacono, $3,750; Mr. Saul Schottenstein, None; Mr. Wysinski, $3,750;

         Mr. Reilly, $3,750; Mr. Thibodeau, $3,750; and, Mr. Andrus, $1,500. The balance for Mr. Iacono, Mr. Wysinski and Mr. Thibodeau represents the value of Company paid life insurance. The balance of the amounts shown for Mr. Andrus were $33,321 for relocation reimbursement, $37,394 for tax reimbursements and the balance represents auto allowances. The amounts shown for Mr. Doolan are $1,250 for auto allowances and $980 for tax reimbursements.
   (5) Jay L. Schottenstein is also Chairman of SSC and American Eagle Outfitters, Inc. He does not devote his full business time to the business of the Company.
   (6) George A. Iacono resigned from the Company on May 13, 1997. At that time, Mr. Iacono entered into an agreement with the Company to provide consulting and project services for a period through September 30, 1998 in exchange for an annual fee of $300,000.
   (7) Mr. Andrus vacated his position in July 1997, prior to the end of the fiscal year. Mr. Andrus joined the Company on September 18, 1995 and entered into an employment agreement with the Company for a term ending on September 18, 1997. The agreement provided for an annual salary of $450,000, annual auto allowance of $16,000 and annual stock options for 10,000 shares at the completion of each year of employment. Minimum guaranteed bonuses were $160,000 in the first year and $125,000 in the second year. The Company fulfilled all financial obligations to Mr. Andrus for the term of his contract at the time he vacated his position.
   (8) Mr. Doolan has entered into an employment agreement with the Company effective July 1, 1997, for a term ending June 30, 1999. The agreement provides for an annual salary of $600,000, a signing bonus of $350,000 and a bonus of up to 100% of salary based upon Board approved, predetermined, performance measures set annually.

      OPTION/SAR GRANTS IN THE LAST FISCAL YEAR TABLE

         The following table provides certain information on option grants during fiscal year 1997 by the Company to the Chief Executive Officer and each of the Company's other executive officers included in the above compensation table. No options were exercised by any of such individuals during the 1997 fiscal year.

                                                                                                  Potential Realized Value
                                                                                                      at Assumed Annual
                                                  % of Total                                        Rates of Stock Price
                                                 Options/SARs        Exercise                           Appreciation
                               Options            Granted to         or Base                         for Option Term (2)
                                 SARs            Employees in         Price         Expiration       ------------------
   Name                       Granted (#)         Fiscal Year         ($/Sh)         Date (1)           5%         10%
---------                   --------------     ----------------    -----------    -------------      -------    --------
Jay L. Schottenstein             50,000               4.9%             $14.06         12/4/06       $112,749    $241,215

Martin P. Doolan                325,000              31.6%              $8.82          7/7/07       $459,737    $983,559

George A Iacono                  10,000               1.0%             $14.06             (3)         $4,288      $8,717

Saul Schottenstein                 None                N/A                N/A             N/A            N/A         N/A

Robert M. Wysinski                7,500               0.7%             $14.06         12/4/06        $16,912     $36,182
                                 30,000               2.9%              $8.82          7/7/07        $42,437     $90,790

Daniel P. Reilly                  5,000               0.5%             $14.06         12/4/06        $11,275     $24,121

Garry L. Thibodeau                5,000               0.5%             $14.06         12/4/06        $11,275     $24,121

Donald R. Andrus                 10,000               1.0%              $8.94             (4)            N/A         N/A
                                  7,500               0.7%             $14.06             (4)            N/A         N/A

--------------------

(1) All options are exercisable 20% per year, beginning on the first anniversary of the original grant date, on a cumulative basis and expire ten years from the original grant date.

(2) Represents the potential realizable value of each grant of options assuming that the market price of the Common Shares appreciates in value from the date of grant to the end of the option term at either a 5% or 10% annualized rate, based on the difference between the assumed per share value and the per share option exercise price, multiplied by the total number of option shares.

(3) Due to Mr. Iacono's termination of employment with the Company, these options will have an early expiration date of 12/30/98.

(4) Due to Mr. Andrus's termination of employment with the Company, 15,500 of the options granted during the year were cancelled as of year end and the remaining 2,000 will expire as of 10/18/97.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

None of the executive officers named in the Summary Compensation Table exercised options during the 1997 fiscal year. The following table provides certain information on the number and value of stock options held by the executive officers named in the Summary Compensation Table at August 2, 1997.

                                                                                                      VALUE OF UNEXERCISED
                                                                        NUMBER OF                         IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS                      OPTIONS AT
                            SHARES            VALUE              AT FISCAL YEAR END (#)              FISCAL YEAR END ($) (1)
                          ACQUIRED ON        REALIZED       -----------------------------       ---------------------------------
    NAME                 EXERCISE (#)           ($)         EXERCISABLE     UNEXERCISABLE       EXERCISABLE         UNEXERCISABLE
------------           ----------------   -------------     -----------     -------------       -----------         -------------
Jay L. Schottenstein         ---              ---               96,000          104,000            $12,240              $6,885
Martin P. Doolan             ---              ---                --             325,000              --                  --
George A. Iacono             ---              ---               25,200           23,800             $3,213              $1,759
Saul Schottenstein           ---              ---               39,000            6,000             $4,972                $765
Robert M. Wysinski           ---              ---               20,800           48,700             $2,652              $1,428
Daniel P. Reilly             ---              ---               10,000           20,000             $1,275              $1,912
Garry L. Thibodeau           ---              ---               20,800           16,200             $2,652              $1,428
Donald R. Andrus             ---              ---                --               2,000              --                  --

------------------
(1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end of $8.19. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 Jay L. Schottenstein and Saul Schottenstein each of whom is an executive officer of the Company, are also members of the Company's Board of Directors. Former President, George A. Iacono, also served on the Company's Board of Directors until his resignation on May 15, 1997. As stated, the Company's Chairman, Jay L. Schottenstein, with the input of its former President, George A. Iacono and current President, Martin P. Doolan, determined the annual salary and bonus compensation of the officers of the Company, other than the Chairman's, and such determination was not formally considered and ratified by the Board of Directors. Jay L. Schottenstein is also Chairman and Chief Executive Officer of SSC. For information regarding the relationships between the Company and SSC, see "Relationship with SSC and Its Affiliates" below.

                 The Stock Option Committee administers and grants options under the Company's 1991 Stock Option Plan. The Stock Option Committee consists of Messrs. Gurian, Lamm and Shook. None of the members of the Committee are present or former officers of the Company or are themselves or have affiliates that are parties to agreements with the Company.

             The following Board of Directors' Compensation Report and Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

             General. The Board of Directors has delegated to the Chairman of the Board the authority to establish the annual compensation of the officers of the Company, other than the Chairman's compensation, as permitted under Ohio law. The Company does not have a Compensation Committee. The individuals listed below were members of the Board of Directors at the time of the delegation of authority to the Chairman. The key components of the Company's executive officer compensation include both short-term compensation consisting of an annual base salary and annual bonuses and long-term equity based compensation consisting of grants of restricted stock and stock option awards. The full board of Directors has made the only grants of restricted stock by the Company. The Stock Option Committee of the Board of Directors grants options under the Company's 1991 Stock Option Plan, as amended.

             Chief Executive Officer's Compensation. The annual base salary for Jay L. Schottenstein, Chairman of the Company was fixed by action of the Board of Directors at the time he was appointed Chairman during fiscal 1992. The Chairman does not receive an annual bonus. The Board of Directors did not consider or take any action to change the Chairman's annual base salary during fiscal 1997. Mr. Schottenstein also served as Chief Executive Officer of the Company until July, 1997, when Martin P. Doolan was appointed President and Chief Executive Officer. Mr. Doolan's compensation as Chief Executive officer is fixed pursuant to the terms of his employment agreement, which was negotiated by the Chairman, with input from a number of the directors.

             Executive Officers' Compensation. The remaining executive officers' base salaries and bonuses for fiscal 1997 were determined by the Chairman after consultation with the President and discussion with each individual officer. The determination of salaries and bonuses was based primarily on subjective factors, such as the Chairman's perception of individual performance, the individual's contribution to the overall performance of the Company and the anticipated value of the individual's contribution to the Company's future performance. The determination was not based on specific objective criteria. No specific weight was given to any of the factors considered.

             Stock Awards. The Company's 1991 Stock Option Plan was adopted at the time the Company went public in 1991 for the purpose of providing long-term incentives to key employees and motivating key employees to improve performance of the Company's stock. Stock options granted under the Company's 1991 Stock Option Plan, as amended are determined, and the 1991 Stock Option Plan is administered, by the Stock Option Committee, none of whose members are officers or employees of the Company and none of whom are eligible to receive stock options under the 1991 Stock Option Plan. In determining the size of a stock option award, the Stock Option Committee considers the total number of shares subject to previously granted stock options held by the individual and, based principally on the recommendation of the senior executive officers, the anticipated value of an individual's contribution to the Company's future performance. The options granted during fiscal year 1997 to Jay Schottenstein were based on the Committee's evaluation of his past performance and taking into consideration that he has not had an increase in his base salary and does not receive a bonus. Mr. Doolan's options were granted by the Committee pursuant to the terms of his employment agreement. Other options were granted to employees as a long-term incentive designed to encourage them to remain with the Company.

         Jay L. Schottenstein     Saul Schottenstein        Geraldine Schottenstein
         Robert M. Wysinski       Jon P. Diamond            Robert L. Shook*
         Richard Gurian*          Martin P. Doolan          Dr. Norman Lamm*

---------------

*Members of the Stock Option Committee.

                               PERFORMANCE GRAPH

         The following graph shows the percentage change in the cumulative total return performance to holders of the Company's Common Shares with that of the Standard & Poor's General Merchandise Chains Index and the Russell 2000 Index, both of which are published indexes. This comparison includes the period beginning July 27, 1991 through August 2, 1997. The Standard & Poor's General Merchandise Chains Index is published weekly in the Standard & Poor's Statistical Service and the index value preceding each fiscal year end has been selected for purposes of this comparison. The Russell 2000 Index is a capitalization weighted index of domestic equity securities traded on the New York and American Stock Exchanges and the NASDAQ which excludes the 1,000 largest capitalization equity securities of the 3,000 such equity securities. The Company's Common Shares are traded on the New York Stock Exchange. The comparison of the cumulative total returns for each investment assumes that $100 was invested on July 27, 1991 and that all dividends were reinvested. The Company's performance has been adjusted for a 2 for 1 stock split effective December 2, 1991.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG VALUE CITY DEPARTMENT STORES, INC., THE RUSSELL 2000 INDEX
                AND THE S & P RETAIL (GENERAL MERCHANDISE) INDEX

                      Value City                                S & P Retail
                Department Stores, Inc.    Russell 2000    (General Merchandise)
                -----------------------    ------------    ---------------------
7/25/92......           $100                   $100                $100
7/31/93......            114                    124                 103
7/30/94......             96                    129                 102
7/29/95......             59                    161                 114
8/03/96......             70                    173                 110
8/02/97......             57                    230                 177

-------------
* $100 INVESTED ON 7/25/92 IN STOCK OR ON 7/31/92
  IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

                    RELATIONSHIP WITH SSC AND ITS AFFILIATES

                 Prior to the completion of its initial public offering on June 18, 1991, the Company was operated as the Department Store Division of SSC. On that date, SSC transferred substantially all of the net assets of the Division to the Company in exchange for 22,500,000 Common Shares of the Company. At October 27, 1997, SSC owned 63.6% of the Company's outstanding Common Shares. So long as SSC owns more than 50% of the Company's voting shares, it will continue to have the power acting alone to approve any action requiring a vote of the majority of the voting shares of the Company and to elect all of the Company's directors. For information with respect to the beneficial ownership of the voting stock of SSC by nominees for election to the Board of the Company and beneficial ownership of Common Shares of the Company by such persons and officers of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

REAL ESTATE LEASES AND SUBLEASES

                 Through August 2, 1997 the Company leased or subleased from SSC or affiliates of SSC 32 store locations and all of its warehouse and office facilities. Generally, the agreements require the Company to pay for insurance, taxes, common area maintenance and other costs associated with the properties on a "triple net" basis for freestanding locations, and on a pro rata share basis for locations that are part of a larger parcel.

                 SSC leases to the Company 14 store locations and two warehouse/office locations and a fixture shop under the terms of two Master Lease Agreements. The Master Store Lease, as amended, provides for certain base rentals which approximate $2.96 per square foot and the Master Warehouse Lease, as amended, provides for specified rent which approximates $2.06 per square foot. Beginning in fiscal 1997, the Master Store Lease also provides for the payment of percentage rent by the Company equal to the greater of 2% of gross total sales for all 14 stores or minimum rent of $2.96 per square foot. For fiscal 1997, the Company recorded expense to SSC, including contingent rent, of $5,325.455 pursuant to the Master Store Lease and $1,450,190 pursuant to the Master Warehouse Lease. On August 12, 1997, the leases for eight of the store locations, the two warehouse/office locations and the fixture shop were renegotiated and became new unrelated party leases pursuant to a sale-leaseback transaction between SSC and a third party. In September 1997, one of the store leases was replaced with a new lease that collateralizes a non recourse mortgage between SSC and a third party. All of the new leases eliminate percentage rent and provide for increased fixed rents for an initial 20 year term.

                 SSC subleases to the Company three store locations that are owned by affiliates of SSC under a Master Sublease. The Master Sublease provides for an annual base rent of the greater of 2% of gross sales or minimum rent of $2.15 per square foot. For fiscal 1997 the Company recorded expense to SSC, including contingent rent, of $1,104,972 pursuant to the Master Sublease. One of these leases became a new unrelated party lease pursuant to the August 12, 1997 transaction described above under similar terms.

                 Both Master Leases have a term of five years which began in June 1996, and are renewable thereafter, by individual location, at the option of the Company, for four additional renewal terms of five years each. The Master Sublease provides for a five-year term which began in June 1996 and is renewable for generally at least four additional renewal terms of five years each, by individual locations, at the option of the Company. Each renewal term in the aforementioned leases and subleases will be on the same terms as the initial term, except for rent. The Master store lease and Master Sublease provide for an increase in minimum percentage rent of $0.50 per square foot in each succeeding five-year renewal term. In no event, commencing fiscal 1997, shall total rent be less than 2% of total sales. The Master Warehouse Lease provides for an additional $0.30 per square foot for each succeeding five-year renewal term.

                 The Company also leases or subleases six warehouse facilities and a trailer yard from SSC or affiliates of SSC. The warehouse facilities consist of approximately 1,257,900 square feet for rents of $1.50 to $4.03 per square foot with lease control ranging from 2001 through 2012. Generally, the lease renewal terms are at the same terms and conditions as the original term except rent which increases by $0.25 to $0.50 per square foot for the renewal terms. Two of the leases for warehouse facilities became new unrelated party leases pursuant to the August 12, 1997 transaction described above under similar terms. In September 1997, two of the warehouse leases were replaced with new leases that collateralize a non recourse mortgage between SSC and a third party. All of the new warehouse facility leases eliminate step rent increases and provide for increased fixed rents for an initial 20 year term. The Company also leases, from an affiliate of SSC, a trailer yard of approximately 19 acres with lease control through April 2009 having rents that range from $25,000 to $30,000 per year during the period of lease control. During fiscal 1997, the Company recorded expenses in the aggregate to SSC and affiliates of SSC of $4,394,267 pursuant to these leases and assignments.

                 Additionally, the Company leases 13 store locations from SSC or affiliates of SSC. Generally, the leases provide for percentage rent equal to 2% of total sales in excess of a specified sales level or base rent with base rents ranging from $4.25 to $7.00 per square foot for the initial term and provide lease control ranging from 2001 through 2037. Generally, the renewal terms are at the same terms and conditions as the original term except rent which may increase for the renewal terms. During fiscal 1997, the Company recorded expenses in the aggregate to SSC and affiliates of SSC of $7,316,000 pursuant to these leases. In September 1997, one of these leases was terminated pursuant to its terms at no cost. Four of these leases became new unrelated party leases pursuant to the August 12, 1997 transaction described above under similar terms. In September 1997, two of the leases were replaced with new leases that collateralize a non recourse mortgage between SSC and a third party. The new leases eliminate percentage rent and provide for increased fixed rents for an initial 20 year term.

                 In addition to the foregoing, SSC subleases one store location to the Company under an agreement that provides for the payment of additional rent to SSC in order for SSC to recover the costs of the initial acquisition of the leasehold interest. The sublease has an initial term expiring in fiscal 2000 and provides for rent in the amount of 2% of total sales, with a minimum rent equal to $2.00 per square foot and provides five additional five-year renewal terms. During fiscal 1997, the Company recorded expenses in the aggregate to SSC of $239,745 pursuant to this sublease.

                 The Company also subleases from SSC a lease previously assigned to the Company by SSC to enable SSC to recover the costs of remodeling the demised premises. The sublease expires December
         31, 2007 and provides for percentage rent equal to 2% of total sales in excess of a minimum base rent of $4.50 per square foot with three additional renewal terms of five years each. During fiscal 1997, the Company recorded expenses to SSC of $439,951 for this sublease.

                 SSC operates a chain of furniture stores, three of which operate in separate space subleased from the Company at three of its store locations. Each of these furniture store subleases (the "Furniture Subleases") are for a term concurrent with the respective lease between the Company and a third party landlord. Each Furniture Sublease provides for the payment by SSC of base rent and other charges in amounts at least equal to its pro rata share based on square footage and its pro rata share of any percentage rent based on its gross sales. For fiscal 1997, SSC paid to the Company an aggregate of $1,166,913 pursuant to these Furniture Subleases. In conjunction with the August 12, 1997 transaction described above, the Company assumed sublessor interests in two additional subleases to furniture stores operated by SSC with aggregate annual subrentals of $345,000.

LICENSE AGREEMENTS WITH AFFILIATES

                 The Company operates as licensee the apparel, housewares and domestic departments in two department stores operated by The Valley Fair Corporation ("Valley Fair") in New Jersey. SSC controls Valley Fair by virtue of certain common officers and directors and its combined ownership with affiliates of substantially all of the outstanding stock of Valley Fair. The Company pays Valley Fair a license fee of 7.3% of the net sales of the departments for occupancy and 3.7% of net sales for advertising, against an annual aggregate minimum of $733,000 for both stores. The Company uses employees of Valley Fair to operate the departments and reimburses Valley Fair for all costs associated with such employees. The aggregate license fees, including advertising, paid by the Company to Valley Fair during fiscal 1997 were $2,607,615.

                 Valley Fair's wholly owned subsidiary, L.F. Widmann, Inc. ("Widmann"), entered into a license agreement to operate the health
         and beauty aids departments in the Company's stores.   Widmann paid
         annual license fees to the Company based on 5.0% of net sales.
         Widmann was required to reimburse the Company 2% of its sales for advertising and 2.9% of its sales for administrative expenses. The license fees paid by Widmann to the Company during fiscal 1997 were $1,840,870. In July 1997, the Company entered into agreements to form a 50/50 joint venture with Mazel Stores, Inc. to create VCM, Ltd. ("VCM") to operate the Company's health and beauty aids and toys and sporting goods departments as licensed departments. An asset and stock purchase agreement along with an operating agreement were signed on July 14, 1997 pursuant to which VCM would purchase 100% of the issued and outstanding capital stock of Widmann and purchase the assets of the Company related to its owned toys and sporting goods departments. These transactions were completed in August 1997. VCM will pay annual license fees to the Company based on 5% and 11% of net sales and will reimburse the Company 2% and 4% of its sales for advertising and 2.9% and 1% of its sales for administrative expenses for the health and beauty aids and the toys and sporting goods departments, respectively. The Company will also provide certain personnel, administrative and service functions for which it will receive a monthly fee from VCM to cover the related costs. The license and operating agreements are for a term of ten years ending on the last day of fiscal 2007 and contain certain provisions whereby either business partner can initiate renegotiations of terms if certain minimum requirements are not met.

                 SSC owns 50% of the stock of Shonac Corporation ("Shonac"), and the remaining 50% is owned by certain members of the management of Shonac and their families. The Company has license agreements with Shonac for the operation of the shoe departments in all of the Company's stores. The agreements expire in the year 2004. Under the terms of the agreements as amended, Shonac pays a license fee to the Company in an amount approximating 11% of its net sales in the Company's stores. Shonac is required to reimburse the Company 0.9% of its sales for administrative expenses. Shonac is also required to reimburse the Company 10% of the Company's aggregate costs for advertising expenses. The aggregate license fees paid by Shonac to the Company for fiscal 1997 were $15,843,905.

MERCHANDISE TRANSACTIONS WITH AFFILIATES

                 The Company from time to time purchases merchandise from affiliates of SSC. Some of such affiliates manufacture, import and wholesale apparel as their principal business. The members of the Company's merchandising staff use these sources and make their purchasing decisions in the same manner as with unaffiliated sources. Any merchandise purchased from such sources is on terms at least as favorable to the Company as could be obtained in an arm's-length transaction with an unaffiliated third party, and in certain instances, the Company is given terms preferential to those available to unaffiliated customers. Total purchases by the Company from SSC and affiliates for fiscal 1997 were $4,476,595, representing 0.64% of the Company's total purchases during the fiscal year.

                 Certain affiliates of SSC from time to time purchase merchandise from the Company, in some instances on a regular basis. Such purchases are generally made from merchandise in the Company's warehouse inventory at prices equal to the Company's cost plus a handling fee of up to 11.0%.

SERVICES AGREEMENTS

                 The Company shares with SSC and its affiliates certain incidental support personnel and services for the purpose of achieving economies of scale and cost savings. These shared services include certain architectural, legal, advertising, buying and administrative services. The Company and SSC have entered into a Corporate Services Agreement that sets forth the terms for payment of the costs of these shared services. The Company believes that it is able to obtain such services at a cost which is equal to or below the cost of providing such services by itself or obtaining such services from unaffiliated third parties. For fiscal 1997, the Company paid SSC or its affiliates $1,179,156 for such services and the Company was reimbursed $155,792 by SSC and its affiliates for such services. The Corporate Services Agreement also provides for participation by the Company in the self-insurance program maintained by SSC on the same basis as previous participation by the Division. Under that program, the Company is self-insured for purposes of personal injury and property damage, motor vehicle and Ohio workers' compensation claims up to various specified amounts, and for casualty losses up to $100,000. Claims and losses in excess of the specified amounts are covered by stop-loss or excess liability policies maintained by SSC, which include the Company as a named insured. SSC maintains reserves and pays claims for self-insured amounts under the program and will continue to do so with respect to the Company's participation in the program. SSC charges its affiliates, divisions and the Company premiums based, among other factors, on loss experience and its actual payroll and related costs for administering the program. For fiscal 1997, the Company paid SSC $8,053,888 for participation in the program.


                    REPORT TO BE PRESENTED AT THE MEETING

                 There will be presented at the meeting the Company's Annual Report to Shareholders for the fiscal year ended August 2, 1997, containing financial statements for such year and the signed opinion of Deloitte & Touche LLP, independent public accountants, with respect to such financial statements. It is anticipated that representatives of Deloitte & Touche LLP, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. The Annual Report is not to be regarded as proxy soliciting material and Management does not intend to ask, suggest or solicit any action from the shareholders with respect to such report.

      PROPOSAL TWO: APPROVAL OF INCREASE IN SHARES AVAILABLE FOR ISSUANCE
                   UNDER THE COMPANY'S 1991 STOCK OPTION PLAN

                 The Board of Directors has approved amendments to the Company's 1991 Stock Option Plan (the " 1991 Plan"), subject to approval of the amendments by the shareholders at the Annual Meeting to increase the number of Common Shares available for issuance under the 1991 Plan from 2,500,000 shares to 3,000,000 shares. To date, options for 2,346,070 shares have been granted pursuant to the 1991 Plan, net of forfeitures, leaving options for only 153,930 shares available for issuance.

                 The purposes of the 1991 Plan are to promote the growth and profitability of the Company by increasing the opportunity for key employees to personally participate as equity owners in the financial success of the Company and to assist the Company in attracting and retaining highly qualified employees. The Board believes that, in order to accomplish these purposes, the 1991 Plan should be amended to increase the number of shares available for issuance. The affirmative vote of the holders of a majority of the Common Shares of the Company present and entitled to vote at the meeting is required to approve the amendments to the 1991 Plan. The persons appointed as proxies will vote FOR approval, unless otherwise directed. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 1991 STOCK OPTION PLAN.

         DESCRIPTION OF THE 1991 PLAN

                 The 1991 Plan provides for the issuance of options to purchase up to 2,500,000 Common Shares of the Company, subject to adjustment for stock splits and other changes in the Company's capitalization. The Common Shares issued pursuant to the options may be either treasury shares or authorized and unissued shares. At October 27, 1997, the closing reported sale price of the Common Shares on the New York Stock Exchange was $8.0625 per share.

                 Options granted under the 1991 Plan either meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended ("Incentive Options") or do not meet such requirements ("Nonqualified Options"). Certain key employees of the Company and SSC and certain other persons who provide services to the Company or SSC are eligible to receive options under the 1991 Plan. Members of the Board who are not officers or employees of the Company are not eligible to receive options under the 1991 Plan. The approximate number of persons technically eligible to participate in the 1991 Plan is 1,000. Options are granted to persons selected by the Stock Option Committee of the Company's Board of Directors (the "Committee") consisting of directors who are not eligible to receive options under the 1991 Plan. The Committee determines the number of shares subject to option, the exercise price, the exercise period of such option and whether the option is intended to be a Nonqualified Option or an Incentive Option. The Committee has the discretion under the 1991 Plan to make cash grants to optionholders that are intended to offset a portion of the taxes payable upon exercise of Nonqualified Options or on certain dispositions of shares acquired under Incentive Options.

                 The aggregate fair market value of the Common Shares with respect to which Incentive Options are exercisable for the first time by an optionholder during any calendar year may not exceed $100,000. The exercise price of an Incentive Option may not be less than the fair market value of the Common Shares on the date of grant; the exercise period may not extend beyond ten years from the date of grant. In the event an Incentive Option is granted to an individual who is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company or SSC, then the option price per share must be equal to or greater than 110% of the fair market value per share at the time the option is granted and the exercise period may not extend beyond five years from the date of grant. None of such restrictions apply to the grant of Nonqualified Options, which may have an exercise price less than the fair market value of the underlying Common Shares on the date of grant and may be exercisable for an indeterminate period of time in each case as determined by the Committee. All of the options under the 1991 Plan terminate on or up to one year after termination of the optionholder's employment with the

         Company or SSC, as the case may be, and none of the Incentive Options are transferable by the holder except by will or the laws of descent and distribution. As amended, Nonqualified Options under the 1991 Plan are transferable by optionholders either (i) if transferred without consideration to immediate family members, or entities they control, or (ii) if such transfer is approved by the Committee.

                 The exercise price for both Nonqualified Options and Incentive Options must be paid either in cash, with previously acquired Common Shares of the Company, the optionholder's promissory note or any combination of the foregoing, provided, however, use of consideration other than cash requires the consent of the Committee.

                 The Board may terminate, amend or modify the 1991 Plan at any time, provided, however, that no such action may adversely affect any option previously granted, without the consent of the optionholder.
         In addition, without shareholder approval, no such action of the Board may (a) increase the number of shares for which options may be granted, other than as a result of changes in capitalization, (b) materially modify eligibility requirements for participation in the 1991 Plan, (c) materially increase the benefits accruing to optionholders, or (d) make certain specified other changes to the 1991 Plan affecting the ability to grant Incentive Options or meet the requirements of SEC Rule 16b-3. The Plan terminates on June 3, 2001. Any stock option outstanding at the termination date of the 1991 Plan will remain outstanding until it has either been exercised or expires by its terms.

FEDERAL INCOME TAX CONSEQUENCES

                 With respect to all Nonqualified Options, in general, for federal income tax purposes under present law:

                 (i) The grant of the option, by itself, will not result in income to the optionholder.

                 (ii) Except as provided in (v) below, the exercise of the option (in whole or in part, according to its terms) will result in income to the optionholder at that time in an amount equal to the excess (if any) of the fair market value of the stock on the date of exercise over the option price.

                 (iii) The tax basis of the stock acquired upon exercise of the option, which will be used to determine the amount of any gain or loss on a future taxable disposition of such stock, will be the fair market value of the shares on the date of exercise.

                 (iv) No deduction will be allowable to the Company upon the grant of such an option, but upon exercise of such an option a deduction will be allowable to the Company at that time in an amount equal to the amount of income realized by the optionholder exercising the option if the Company deducts and withholds appropriate federal withholding tax.

                 (v) With respect to the exercise of an option and the payment of the option price by the delivery of Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionholder at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionholder in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, income will be realized by the optionholder at that time in the amount of the fair market value of such excess shares, the tax basis of such excess shares will be such fair market value, and the holding period of the optionholder in such shares will begin as of the date such shares are transferred to the optionholder.

                 With respect to all Incentive Options, in general, for federal income tax purposes under present law:

                 (i) Neither the grant nor the exercise of an option, by itself, will result in income to the optionholder except that, under
         Section 56 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the stock at the time of exercise over the option price is an adjustment in computing the amount of alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionholder under Section 55 of the Code.

                 (ii) If the shares acquired upon exercise of an option are disposed of in a taxable transaction after the expiration of two years from the date the option was granted for such shares and after the expiration of one year from the date on which such shares are transferred to the optionholder, long-term capital gain or loss will be realized by the optionholder in an amount equal to the difference between the option price and the amount realized by the optionholder.

                 (iii) If the shares acquired upon exercise of an option are disposed of within the two year period from the date of grant or within the one year period after transfer of the shares to the optionholder:

                   (a) Ordinary income will be realized by the optionholder at the time of such disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionholder over the option price.

                   (b) Short term or long term capital gain will be realized by the optionholder at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

                   (c) Short term or long term capital loss will be realized by the optionholder at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

                 (iv) No deduction will be allowed to the Company with respect to options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionholder within the two year period or the one year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionholder making the disposition.

                 (v) With respect to the exercise of an option and the payment of the option price by the delivery of Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionholder at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered and the holding period (except for the one year period referred to above) of the optionholder in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionholder at that time, such excess shares will be considered incentive stock option stock with a zero basis and the holding period of the optionholder in such shares will begin on the date such shares are transferred to the optionholder. If the shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from such exercise, the surrender will result in the realization of ordinary income by the optionholder at that time in the amount of the excess, if any, of the fair market value of the shares surrendered over the option price of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the optionholder, the optionholder will be treated as first disposing of the shares with a zero basis.

OTHER INFORMATION WITH RESPECT TO OPTIONS

                As of the date of this Proxy Statement, the Committee has not taken any action or developed any plan to award options for the additional shares to be available under the amendments to the 1991 Plan. From a historical stand point, the number of shares subject to options granted to executive officers of the Company named above under "Executive Compensation" is listed in the "Aggregated Option Exercises and Fiscal Year-end Option Value Table" set forth above. The number of Common Shares subject to options granted under the 1991 Plan to all executive officers and directors as a group is 1,084,000 and the number of Common Shares subject to options granted to all other recipients is 1,262,070. All options granted under the 1991 Plan have been granted at exercise prices equal to the fair market value of the Common Shares on the date of grant and are exercisable 20% per year, beginning on the first anniversary of the date of grant, on a cumulative basis, and remain exercisable for 10 years from the date of grant. Directors who are not employees of the Company are not eligible to receive options under the 1991 Plan.

                        COST OF SOLICITATION OF PROXIES

                 The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.


                             SHAREHOLDER PROPOSALS

            Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 1998 must be received by the Company (addressed to the attention of the Secretary) on or before July 4, 1998. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio, and must otherwise conform to applicable requirements of the Proxy Rules of the Securities and Exchange Commission.

                                 OTHER MATTERS

            The only business which the management intends to present at the meeting consists of the matters set forth in this statement. The management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

            THE COMPANY'S 1997 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS, WAS FURNISHED TO SHAREHOLDERS PRIOR TO OR CONCURRENTLY WITH THE MAILING OF THIS PROXY STATEMENT. EXTRA COPIES OF THE ANNUAL REPORT, AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE UPON REQUEST, DIRECTED TO ROBERT M. WYSINSKI, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY OF THE COMPANY, AT 3241 WESTERVILLE ROAD, COLUMBUS, OHIO 43224.

                                  DETACH CARD
--------------------------------------------------------------------------------

VALUE CITY DEPARTMENT STORES, INC.                                        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
3241 Westerville Road -- Columbus, Ohio 43224                                          DECEMBER 2, 1997

The undersigned hereby appoints Michael J. Tanner and Richard L. Walters, or either of them, my attorneys and proxies, with full power of substitution, to vote at the annual meeting of shareholders of Value City Department Stores, Inc. to be held on December 2, 1997, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1. ELECTION OF DIRECTORS.

   [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary).               to vote for all nominees listed below.

(INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR").


Ari Deshe   Jon P. Diamond   Martin P. Doolan   Richard Gurian   Dr. Norman Lamm

    Geraldine H. Schottenstein    Jay L. Schottenstein    Saul Schottenstein
                     Robert L. Shook    Robert M. Wysinski

2. To approve the amendment to the Company's 1991 Stock Option Plan described in the accompanying Proxy Statement.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

                                                       (Continued on Other Side)

                                  DETACH CARD
--------------------------------------------------------------------------------


                          (Continued from Other Side)


THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS AND, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated November 3, 1997, the Proxy Statement, and the Annual Report to Shareholders of the Company for the fiscal year ended August 2, 1997. Any proxy heretofore given to vote said shares is hereby revoked.

                                              Dated: , 1997

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                          Signature

                                              Signature(s) shall agree with the
                                              name(s) printed on this proxy.

                                              If signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

             PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.